PRESS RELEASE


     FOR IMMEDIATE RELEASE:                  CONTACT:

     CompX International Inc.                Joseph S. Compofelice
     16825 Northchase Drive, Suite 1200      Chief Executive Officer
     Houston, TX 77060                       Tel. 281.423.3303


               COMPX 1998 FOURTH QUARTER EARNINGS CONFERENCE CALL

     HOUSTON, TEXAS . . . January 18, 1999 . . . CompX International Inc. (NYSE:
CIX) will hold a fourth quarter 1998 earnings conference call hosted by Joseph
S. Compofelice, Chief Executive Officer, on Tuesday, January 19, 1999 at 9:00 AM Eastern Time. You may participate in the conference call by dialing
1.800.553.5260 for Domestic callers and 612.332.0342 for International callers, approximately five minutes before the call is scheduled to begin. When the operator answers, please indicate that you wish to join the CompX International Inc. conference call. The operator will take your name, company's name, telephone and fax numbers and place you on hold until the call begins. A taped replay of the call will be available until 11:59 PM on February 2, 1999 by dialing 1.800.475.6701 (domestically) and 320.365.3844 (internationally) and using the access code of 429541. If you have any questions about accessing the conference call, please call CompX at 281.423.3304.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and locking systems.

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